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                            ARTICLES OF INCORPORATION

                                       OF

                               BALL UNIMARK, INC.

                                    ARTICLE I
                                      Name

The name of the corporation is Ball Unimark, Inc. (hereinafter referred to as the "Corporation").

                                   ARTILCE II
                                     Purpose

The purpose for which the Corporation is formed is to engage in the transaction of any or all lawful business which may be conducted, or for which corporations may be incorporated, under the Indiana Business Corporation law.

                                   Article III
                     Registered Office and Registered Agent

The street address of the Corporation's initial registered office in the State of Indiana is 345 South High Street, Muncie, Indiana 47305; and the name and street address of its initial registered agent is CT Corporation System, One North Capital Avenue, Indianapolis, Indiana 46204.

                                   Article IV
                                  Capital Stock

Section A.  Amount of Capital Stock

The total number of shares that may be issued by the Corporation is one thousand (1,000) shares of capital stock without nominal or par value.

Section B.   Terms

All such authorized shares shall be issued as common stock. The shares of common stock shall be identical with each other in all respects.

Section C.  Issuance of Stock

The Board of Directors shall have authority to authorize and direct the issuance by the Corporation of shares of such stock at such times, in such amounts, to such persons or entities, for such consideration, and upon such terms and conditions as it may determine, subject to the restrictions, limitations, conditions and requirements imposed by the provisions of these Articles of Incorporation, by the provisions of the resolutions approving the issuance of shares, or by the provisions of the Indiana Business Corporation Law. In this respect, the Board of Directors of the Corporation may authorize, at its election, the issuance of some or all of the shares of such stock without certificates.

Section D.   No Preemptive Rights

The shareholders shall have no preemptive rights to subscribe to or purchase any additional issues of shares of the capital stock of the Corporation nor any shares of the capital stock of the Corporation purchased or acquired by the Corporation and not cancelled but held as treasury stock.

                                    Article V
                         Voting Rights of Capital Stock


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Each owner of record (as the record date fixed by the Bylaws or the Board of
Directors for any such determination of shareholders) of the shares of the stock shall have one (1) vote for each share of stock standing in his, her or its name on the books of the Corporation with respect to each matter to be voted on, including the election of directors and matters referred to the shareholders, in any meeting of the shareholders.

No holder of shares of stock shall have any right of cumulative voting.

                                   Article VI
                        Name and Address of Incorporator

The name and post office address of the incorporator signing the Articles of Incorporation is:

NAME                               POST OFFICE ADDRESS
George A. Sissel                   345 South High Street, Muncie, Indiana 47305

                                   Article VII
                               Board of Directors

Section A.  Number of Directors

The governing body of the Corporation shall be known as the Board of Directors, and the number of directors comprising the Board of Directors shall be specified in or fixed in accordance with the Bylaws of the Corporation.

Section B.  Qualifications

Directors need not be shareholders of the Corporation. A majority of the directors at any time shall be citizens of the United States.

                                  Article VIII
                      Name and Address of Initial Directors

The name and post office addresses of the initial members of the Board of Directors are:

Theodore J. Dankovich                       P.O. Box 2750, Greenville, SC 29602

David C. Faerber                            U.S. Route 322, Plastics Avenue, Milroy, PA 17063

Donald C. Lewis                             345 South High Street, Muncie, Indiana 47305

George A. Sissel                            345 South High Street, Muncie, Indiana 47305

Harry B. Ussery                             P.O. Box 2750, Greenville, SC 29602
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                                   Article IX
                                Term of Existence

The existence of the Corporation shall be perpetual.

                                   Article X
Provisions for Regulations of Business and Conduct of Affairs of the Corporation

Section A. Indemnification


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Indemnification of directors, officers and employees shall be as follows:

         1. The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to the Corporation for an accounting of profits in fact made from the purchase or sale of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange
Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Indiana or of the United States of America, whether as a matter of public policy or pursuant to statutory provisions.

         2. Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Corporation, but only if (a) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph 1 of this Section A of
Article X; or (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the Corporation) shall deliver to the Corporation its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Corporation, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct.
The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 of this Section A of Article X.

         3. As used in this Section A of Article X, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments or fines or penalties, and the term "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The Corporation may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section A of Article X.


         4. The provisions of this Section A of Article X shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is


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not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer or employee.

Section B.  Meetings

The meetings of the shareholders and the directors of the Corporation may be held either within or without the State of Indiana, and at such place as the Bylaws provide.

Section C.   Books

The books of the Corporation may be kept (subject to any provision contained in the Indiana Business Corporation Law or other applicable statutes) outside the State of Indiana at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   Article XI
                                    Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by the Indiana Business Corporation Law or by the Articles of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned being of the incorporator of the Corporation executes the Articles of Incorporation and verifies, subject to the penalties of perjury, that the statements contained herein are true.

Dated this 31st day of August, 1988.

                                                           /s/ George A. Sissel
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